UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2006

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

185 Berry Street, Suite 6504
San Francisco, California 94107
(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 512-7200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On Monday, October 30, 2006, Sirna Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck & Co., Inc., a New Jersey corporation (“Merck”) and Spinnaker Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Merck (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Merck (the “Merger”).

Merger Agreement

At the effective time and as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and extinguished and automatically converted into the right to receive an amount of cash equal to $13.00, without interest (the “Merger Consideration”). Each outstanding option to purchase shares of the Company’s common stock as of the Effective Time will be cancelled in exchange for the right to receive a cash payment, without interest, equal to the difference between the Merger Consideration and the exercise price of such option. Each of the Company’s outstanding warrants that are in effect immediately prior to the Effective Time will be entitled to a cash payment pursuant to the terms of such warrants.

The Merger is subject to customary closing conditions, including stockholder approval by holders of the Company’s common stock, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, absence of government restraints, absence of any material adverse effect on the Company subsequent to the signing of the Merger Agreement and other customary conditions. The parties also have agreed to certain covenants and agreements, including, with respect to the operation of the Company’s business in its ordinary course between signing and closing, governmental filings and approvals, public disclosure, employee benefits and similar matters. The Company is also subject to a “no shop” restriction on its ability to solicit alternative acquisition proposals, provide information and engage in discussion with third parties, except under certain limited circumstances to permit the Company’s board of directors to comply with its fiduciary duties.

The Merger Agreement contains representations and warranties of each of Merck and the Company. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Investors should read the Merger Agreement together with the other information concerning Merck and the Company that each company publicly files in reports and statements with the Securities and Exchange Commission.

The Merger Agreement contains certain termination rights for both the Company and Merck. The Merger Agreement provides that in certain circumstances, upon termination, the Company may be required to pay Merck a termination fee of $42,100,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated in this Item 1.01 by reference.

Voting Agreement

In connection with the Merger Agreement, Merck has entered into a voting agreement (the “Voting Agreement”) with certain stockholders (each, a “Stockholder’) of the Company owning approximately 36% of the Company’s outstanding shares as of October 30, 2006, substantially in the form of Exhibit 10.1 hereto. The Stockholders include Howard Robin, the President and Chief Executive Officer of the Company, and James Niedel, a director of the Company. The Stockholders also include certain venture funds affiliated with three directors, Douglas Fambrough, Mr. Niedel and Bryan Roberts, respectively. Among other things, the Voting Agreement provides that the Stockholder will vote all shares of capital stock of the Company such person beneficially owns in favor of the approval of the Merger and the approval and adoption of the Merger Agreement and against any alternative proposal, and that the Stockholder will not transfer any shares owned or grant any proxies or powers of attorney with respect to any shares in contravention of the obligations under the Voting Agreement, or subject any shares owned to any pledges, liens or other encumbrances or arrangements. In addition, the Voting Agreement provides that the Stockholder will pay to Merck 50% of such Stockholder’s profit above $13.00 generally in the event of (i) the termination of the Merger Agreement in circumstances under which the Company is or may become obligated to pay Merck a termination fee and (ii) the consummation of an alternative transaction (or a Merger with Merck at a price greater than $13.00) within one year of such termination of the Merger. Except with respect to the obligation to pay a percentage of the profits to Merck, the Voting Agreement terminates on the earlier of the effective date of the Merger and the date that the Merger Agreement has been terminated.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated in this Item 1.01 by reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Amendment Number Two to Rights Agreement

In connection with the Merger Agreement, the Company’s Board of Directors approved an Amendment Number Two (the “Second Amendment”) dated October 30, 2006 to the Rights Agreement dated November 22, 2000 between the Company and American Stock Transfer & Trust Company, as Rights Agent, as amended on February 11, 2003 (the “Rights Agreement”), in order to prevent the execution of the Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated in the Merger Agreement from triggering the ability to exercise any rights under the Rights Agreement.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated in this Item 1.01 by reference.

ITEM 8.01 OTHER EVENTS

On Monday, October 30, 2006, the Company and Merck issued a joint press release announcing the Merger. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Participants in the Solicitation and Additional Information

This communication may be deemed to be solicitation material regarding the proposed acquisition of the Company by Merck.  In connection with the proposed acquisition, the Company intends to file relevant documents with the SEC, including the Company’s proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION.  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov or at the Company’s website at www.sirna.com.  Such information is currently not available.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed acquisition.  Such individuals have interests in the proposed acquisition, including as a result of holding options to purchase or shares of the Company’s stock or affiliation with large stockholders of the Company.  Certain information regarding the Company’s directors and executive officers and their interests in the solicitation is set forth in the proxy statement for the Company’s 2006 annual meeting of stockholders filed with the SEC on May 25, 2006, and will be included in the proxy statement relating to the proposed acquisition when it becomes available.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2006, by and among Merck, Spinnaker Acquisition Corp. and the Company

4.1	Amendment Number Two, dated October 30, 2006, to Rights Agreement, dated November 22, 2000, between the Company and American Stock Transfer & Trust Company, as amended on February 11, 2003

10.1	Form of Voting Agreement, dated as of October 30, 2006, by and among Merck and certain stockholders of the Company

99.1	Joint Press Release issued by Merck and the Company on October 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2006

SIRNA THERAPEUTICS, INC.
(Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of October 30, 2006, by and among Merck, Spinnaker Acquisition Corp. and the Company

4.1	Amendment Number Two, dated October 30, 2006, to Rights Agreement, dated November 22, 2000, between the Company and American Stock Transfer & Trust Company, as amended on February 11, 2003

10.1	Form of Voting Agreement, dated as of October 30, 2006, by and among Merck and certain stockholders of the Company

99.1	Joint Press Release issued by Merck and the Company on October 30, 2006